Exhibit 99.1

American Midstream Closes Acquisition of

Eagle Ford Natural Gas Gathering System

DENVER, CO — February 3, 2014 - American Midstream Partners, LP (AMID) (the “Partnership”) today announced that it completed the acquisition of an approximate 120-mile natural gas gathering and redelivery system located in the oil window of the Eagle Ford shale from a subsidiary of Penn Virginia Corporation (PVA).

The acquisition was announced on January 22, 2014 and includes a long-term, fee-based gathering agreement, whereby Penn Virginia dedicated for 25 years all current and future natural gas production from the areas served by the system. The system is currently flowing more than 40 million cubic feet per day between sales volumes and gas lift, with a significant ramp in volumes expected throughout 2014 and thereafter. Production gathered by the system is compressed and delivered to a third party for processing or redelivered to Penn Virginia for gas lift. Penn Virginia is operating six to seven rigs on the system with nearly 900 remaining drilling locations in the acreage dedicated to American Midstream, and volumes are expected to triple from current operating levels by mid-2015.

The acquisition is expected to be accretive to American Midstream’s expected distribution level for 2014, and creates a competitive position in a strategic shale play with fee-based contracts that are not directly subject to commodity price volatility.

As a result of the acquisition, management intends to recommend to the board of directors an increase in the Partnership’s quarterly distribution of approximately two percent beginning with the distribution for the third quarter 2014, in addition to management’s intent to recommend to the board an approximate two percent increase for the first quarter 2014 distribution associated with the recently closed Blackwater acquisition.

About American Midstream Partners, LP

Denver-based American Midstream Partners is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, visit www.AmericanMidstream.com.

Forward-Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Acquisitions present risks such as: integration, maintenance of customer relationships, and assumption of new liabilities. Our operations and future growth involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed on April 16, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed on November 13, 2013. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.